EXHIBIT 99.1

Edible Garden Purchases a 6.2 Acre Building in Webster City, Iowa to Develop 100+ Million Unit Ready-to-Drink Manufacturing Platform

Strategic Iowa Facility Expected to Leverage Tetra Pak Technology to Scale Prairie Hills Location, Drive Long-Term Growth, Local Economic Incentives and Significant Job Creation to Build Scalable Manufacturing Infrastructure

BELVIDERE, NJ, October 1, 2026 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leader in controlled environment agriculture (CEA), organic and sustainable produce, and developer of the Zero-Waste Inspired® mission and Farm-to-Formula® platform, today announced that it has entered into a Real Estate Purchase Contract to acquire the Webster City, Iowa property that is being developed as the Company’s Prairie Hills ready-to-drink (“RTD”) manufacturing facility. Under the agreement, Edible Garden will acquire the property from Iowa Shrimp Holdings, LLC which includes the real estate, buildings, and improvements, as well as specified equipment, fixtures and other property associated with the site. Upon completion, the acquisition would transition Edible Garden from tenant to owner of the Prairie Hills property, providing the Company with long-term control over a strategic manufacturing asset that is expected to play a key role in the continued expansion of its Farm-to-Formula® platform.

The acquisition would further align Edible Garden’s ownership of the property with the investments being made to establish Prairie Hills as a scalable RTD manufacturing platform. The facility is being developed to support commercial production across protein, functional wellness, and other clean-label nutrition categories, including both Edible Garden branded products and private-label manufacturing opportunities. The Company’s previously announced plans contemplate large-scale production of shelf-stable nutritional beverages and significant private-label opportunities at the facility.

“Acquiring the Prairie Hills property would represent an important step in the continued development of our Farm-to-Formula® platform,” said Jim Kras, Chief Executive Officer of Edible Garden. “We have been systematically putting the pieces in place to build a scalable RTD and clean nutrition manufacturing platform in Webster City. Moving from tenant to owner would give us greater long-term control over this critical infrastructure and further align the facility with the significant investments we are making in manufacturing capabilities, product development, and commercialization.”

“Our vision for Prairie Hills extends well beyond any single product or customer. We are building a flexible manufacturing platform designed to support clean-label, functional and protein-based beverages on a commercial scale. We believe ownership of the facility would strengthen that platform, provide greater operational flexibility, and establish an important long-term foundation for the development and commercialization of higher-value, shelf-stable nutrition products,” concluded Mr. Kras.

Prairie Hills is designed to extend Edible Garden’s vertically integrated capabilities beyond its established fresh-produce operations and further into value-added consumer products and nutrition. The Company’s Farm-to-Formula® strategy is intended to connect its agricultural expertise and clean-label product development capabilities with formulation, advanced manufacturing, and retail distribution. Edible Garden believes ownership of the Webster City property would provide greater control over an asset central to that strategy while supporting continued investment in the facility and its manufacturing infrastructure.

The transaction includes the real estate, buildings, and improvements, as well as specified equipment, fixtures and other property associated with the site. The acquisition remains subject to customary due diligence and closing conditions, and upon closing, Edible Garden would take possession of the property, with title conveyed to the Company or a wholly owned subsidiary.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 6,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact. The Company is also expanding its Prairie Hills facility in Webster City, Iowa, into a dedicated ready-to-drink (RTD) clean nutrition manufacturing hub, supporting its Farm-to-Formula® strategy and its transformation into higher-margin, shelf-stable nutrition categories.

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Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, is a multi-year participant in Walmart’s Project Gigaton and a Giga Guru designee and has received NRG’s Excellence in Energy Award for its commitment to measurable environmental performance and energy stewardship. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, without limitation, statements regarding the proposed acquisition of the Prairie Hills property; the timing and completion of the acquisition; the satisfaction of due diligence and closing conditions; the anticipated benefits of owning the property; the development, financing, commissioning and operation of the Prairie Hills facility; the anticipated use of Tetra Pak technology; projected production capacity; the development and commercialization of ready-to-drink, protein, functional wellness and other clean-label nutrition products; anticipated private-label manufacturing opportunities, local economic incentives and job creation; and the expansion of the Company’s Farm-to-Formula® platform. Forward-looking statements may be identified by words such as “may,” “will,” “would,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “potential,” “continue,” “designed” and similar expressions. Forward-looking statements are based on information currently available to the Company and management’s current plans, assumptions and expectations. They are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that the acquisition may not close on the anticipated terms or timeline, or at all; the failure to satisfy closing conditions; adverse due diligence findings; title, environmental, regulatory or other issues affecting the property; the availability and cost of financing, equipment, technology, labor, utilities and raw materials; construction, installation, permitting, commissioning, supply-chain and production delays or cost overruns; the Company’s ability to successfully operate the facility, achieve anticipated capacity and efficiencies, commercialize products, secure customers and private-label opportunities, obtain anticipated incentives and create expected jobs; market demand and competition; the Company’s liquidity and capital requirements; and the other risks described in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Although the Company believes its expectations are reasonable, it cannot guarantee future results, performance or achievements. Except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, changed circumstances or otherwise.

Learn more at https://ediblegardenag.com

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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